UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2020

Date of Report (Date of earliest event reported)

_________________

OpGen, Inc.

(Exact name of registrant as specified in its charter)

_________________

Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices, including zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market
Common Warrants	OPGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2020 (the “Closing Date”), OpGen, Inc. (the “Company”) completed its business combination transaction (the “Transaction”) with Curetis N.V., a public company with limited liability under the laws of the Netherlands (the “Seller”), as contemplated by the Implementation Agreement, dated as of September 4, 2019 (the “Implementation Agreement”), by and among the Company, the Seller, and Crystal GmbH, a private limited liability company organized under the laws of the Federal Republic of Germany and wholly owned subsidiary of the Company (“Purchaser”). Pursuant to the Implementation Agreement, the Purchaser acquired all of the shares of Curetis GmbH, a private limited liability company organized under the laws of the Federal Republic of Germany (“Curetis GmbH”) and certain other assets and liabilities of the Seller, as further described below, and paid, as the sole consideration, 2,028,208 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Seller, and reserved for future issuance (a) 134,356 shares of Common Stock, in connection with its assumption of the Seller’s 2016 Stock Option Plan, as amended (the “Seller Stock Option Plan”), and the outstanding awards thereunder, and (b) 500,000 shares of Common Stock to be issued upon the conversion, if any, of certain convertible notes issued by the Seller. The 2,028,208 shares of Common Stock issued to the Seller represents approximately 13.8% of the outstanding Common Stock of the Company as of the date thereof.

At the closing, the Company assumed all of the liabilities of the Seller solely and exclusively related to the acquired business, which is providing innovative solutions, through development of proprietary platforms, diagnostic content, applied bioinformatics, lab services, research services and commercial collaborations and agreements, for molecular microbiology, diagnostics designed to address the global challenge of detecting severe infectious diseases and identifying antibiotic resistances in hospitalized patient (the “Curetis Business”). Pursuant to the Implementation Agreement, the Company also assumed and adopted the Seller Stock Option Plan as an Amended and Restated Stock Option Plan of the Company. In connection with the foregoing, the Company assumed all awards thereunder that were outstanding as of the Closing Date and converted such awards into options to purchase shares of Common Stock pursuant to the terms of the applicable award. In addition, the Company assumed, at the closing, all of the outstanding convertible notes issued by Seller in favor of YA II PN, LTD, pursuant to the previously disclosed Assignment of the Agreement for the Issuance of and Subscription to Notes Convertible into Shares, dated February 24, 2020 (the “Assignment Agreement”), and entered into pursuant to the Implementation Agreement.

The foregoing summary of certain terms of the Implementation Agreement, the Amended and Restated Stock Option Plan, and the Assignment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents. The Implementation Agreement and the Assignment Agreement are incorporated by reference as Exhibits 2.1 and 10.2 to this Current Report on Form 8-K, and the Amended and Restated Stock Option Plan is attached to this Current Report on Form 8-K as Exhibit 10.1, each of such exhibits are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Directors and Officers

Effective upon the consummation of the Transaction, and pursuant to the terms of the Implementation Agreement, (a) Evan Jones resigned from his positions as the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board of Directors of the Company (the “Board”), and (b) Tina Nova, Ph.D. and Misti Ushio, Ph.D. resigned from their position as members of the Board. Mr. Jones remains as a director of the Company, as does Don Elsey, the chair of the Audit Committee of the Board.

Mr. Jones’ resignation as CEO of the Company, effective April 1, 2020, was a resignation for “Good Reason” as defined in his Executive Change in Control and Severance Benefits Agreement, dated September 24, 2018 (the “Severance Agreement”). The Severance Agreement is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K. Under the Severance Agreement, Mr. Jones will receive, as severance, an amount equal to one-twelfth of his annual base salary for six months. In addition, the Company and Mr. Jones entered into a Transition Agreement and General Release (the “Transition Agreement”), pursuant to which Mr. Jones will provide transition and integration assistance services to the Company. Mr. Jones will receive a consulting fee of approximately $23,000 per month in exchange for the services being provided under the Transition Agreement. Finally, if Mr. Jones continues to provide services to the Company until October 1, 2020 he will be paid his accrued but unpaid 2018 incentive bonus of $75,000. Mr. Jones has provided a general release of claims against the Company in the Transition Agreement as required by the Severance Agreement.

The foregoing summary of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference.

Board of Directors

In connection with the closing of the Transaction and pursuant to the Implementation Agreement, effective as of April 1, 2020, Mario Crovetto, Prabhavathi Fernandes, Ph.D., William E. Rhodes, III, and Oliver Schacht, Ph.D. were appointed to the Board, in addition to Mr. Jones and R. Donald Elsey, who are remaining on the Board. Mr. Rhodes will serve as the non-executive Chairman of the Board. None of Mr. Crovetto, Dr. Fernandes, or Mr. Rhodes are a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has determined that each of Mr. Rhodes, Dr. Fernandes, Mr. Crovetto and Mr. Elsey are independent under the applicable standards of the Securities and Exchange Commission (“SEC”) and Nasdaq. Neither of Mr. Jones or Mr. Schacht is an independent member of the Board.

The Company will enter into its standard form of Indemnification Agreement with each of Mr. Schacht, Mr. Crovetto, Dr. Fernandes and Mr. Rhodes, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law. The form of Indemnification Agreement is incorporated by reference as Exhibit 10.5 to this Current Report on Form 8-K.

The biographies of the newly appointed independent directors are set forth below. See below for the biography of Mr. Schacht.

•	Mr. Crovetto served as the chairman of the Audit Committee of Curetis N.V. since its initial public offering (“IPO”) in 2015 until April 1, 2020. Mr. Crovetto has been working as an independent advisor on M&A and corporate projects, notably integrations, divestments and financings since 2011. From 1999 to 2011, he was the Chief Financial Officer (“CFO”) of Eurand NV (Specialty Pharmaceuticals), which he took public to Nasdaq in 2007. From 1990 to 1999, he held various senior business positions at Recordati (Pharmaceuticals), including VP of Corporate Development, Division Manager of Diagnostics and Chief Financial Officer. Prior to that, he held various positions at Montedison (Specialty Chemicals), Digital Equipment Corporation, Mobil and SIAR (Management Consulting). Mr. Crovetto holds a BSc in Economics from the Università Cattolica del Sacro Cuore, Milan and a Master’s degree in Business Economics from Harvard University, Cambridge, MA.

•	Dr. Fernandes served as a member of the Curetis N.V. Supervisory Board from 2016 until April 1, 2020. Until her retirement in December 2016, she was President and CEO and a member of the board of directors of Cempra Pharmaceuticals, a company she founded. In 2012, she led the IPO and listing on Nasdaq for Cempra. Her career of more than four decades has focused on anti-infectives, first on clinical microbiology and infectious diseases and subsequently on pharmaceutical discovery and development. Prior to Cempra, Dr. Fernandes held executive leadership positions at pharmaceutical corporations including Bristol-Myers Squibb Pharmaceutical Research Institute, Abbott Laboratories and The Squibb Institute for Medical Research. She serves on the editorial board of several journals and she has authored numerous publications and numerous reviews and book chapters and serves as an advisor to three U.S. based biotechnology companies. In 2017, she was appointed to the National Biodefense Science Board (NBSB) in the Health and Human Services department of the U.S. government and in 2018 she was appointed its Chairperson. In 2018, she was appointed to the Scientific Advisory Board of Global Antibiotic Research & Development Partnership (GARDP), a joint initiative of DNDi and the WHO, which aims to develop and deliver new treatments for bacterial infections, and made Chair of it in November 2019. Finally, Dr. Fernandes joined the Aelin Therapeutics Board in Leven, Belgium, a company founded on protein aggregation technology that discovers and develops oncology and antibiotic products. Dr. Fernandes obtained her MSc in India, and did a Ph.D. and post-doctoral fellowship in bacterial cell membranes and clinical and public health microbiology.
•	Mr. Rhodes served as the chairman of the Supervisory Board of Curetis N.V. since its IPO in 2015 until April 1, 2020. Mr. Rhodes is a healthcare executive with more than 30 years of experience in the healthcare industry. During his 14-year career at Becton, Dickinson and Company (BD, 1998-2012), Mr. Rhodes held several senior leadership positions, including roles as Worldwide President of BD Biosciences (2009-2011), a greater than $1 billion revenue segment of BD. He was also an Executive Officer of BD, and was responsible for corporate strategy and merger and acquisition functions for all of BD’s businesses. Furthermore, he founded BD Ventures, the venture capital arm of Becton, Dickinson and Co. Prior to Becton Dickinson, he served in senior business development positions at Johnson & Johnson and Pfizer Inc. Mr. Rhodes also served as president at The William-James Co. and has a track record of over 20 successful acquisitions and divestitures. He was director of Andor Technologies plc (2013-2014), and has served on the boards of Novocell Inc., Conticare Medical, Vitagen Inc., Cellector Inc. and the California Healthcare Institute, BIO, the San Jose State University Research Foundation and Silicon Valley Leadership Group. He currently serves as director of Third Day Advisors LLC (since 2013), Omega Group plc (since 2013), Paramit Corporation LLC (since 2014), and as a member of the Advisory Board of Cayuga Venture Fund (since 2013). Mr. Rhodes has a number of advisory roles with Cornell University, including serving on the Advisory Councils of the McGovern Family Center for Life Sciences (since 2013) and Entrepreneurship at Cornell (since 2015). He also was appointed to the Cornell College of Agriculture and Life Sciences Dean’s Council (2016) and served as a Venture Consultant for Cornell’s Blackstone Launchpad (2016). Moreover, he is on the Editorial Board of the journal Clinical and Translational Medicine. Mr. Rhodes holds a Master’s degree in International Business from Seton Hall University and a BSc degree from Cornell University. He originated eleven U.S. patents for novel topical drugs and has been a lecturer on entrepreneurship in life sciences, innovation technology and M&A at Cornell University, Seton Hall University and San Jose State University.

Committees of the Board of Directors

Effective as of April 1, 2020, the Committees of the Board of Directors will consist of:

Committee:	Members
Audit Committee	R. Donald Elsey, Chair Mario Crovetto Prabhavathi Fernandes
Compensation Committee	William E. Rhodes, III, Chair Mario Crovetto Prabhavathi Fernandes
Compliance Committee	Evan Jones, Chair R. Donald Elsey Prabhavathi Fernandes

Appointment of Certain Officers

Effective upon the consummation of the Transaction, and pursuant to the terms of the Implementation Agreement, Oliver Schacht, Ph.D., the former CEO of Seller, was appointed as the CEO of the Company, and Johannes Bacher was appointed as the Chief Operating Officer (“COO”) of the Company.

Oliver Schacht, Ph.D., 49, is a corporate finance professional and expert in the molecular diagnostics industry. He has been CEO of Curetis N.V. since April 2011 and prior to that was a Supervisory Board Member of Curetis AG from mid-2010 until the end of the first quarter of 2011. He was a co-founder and CFO of Epigenomics AG (Berlin, Germany) and the CEO of Epigenomics Inc. (Seattle, USA). Mr. Schacht has extensive experience in developing and implementing commercial strategies and financing measures (including two initial public offerings), as well as in corporate finance, M&A transactions and alliance negotiations. During his time at Epigenomics AG (1999-2011), he headed all central business functions, including corporate finance, investor relations, PR, marketing and business development at the Berlin headquarters. Mr. Schacht also serves on the board of BIO Deutschland e.V. as President and previously as treasurer. Mr. Schacht obtained his Diploma in European Business Administration at the European School of Business in Reutlingen and London in 1994 as well as a Master’s degree and a Ph.D. at the University of Cambridge (UK). During his time at Mercer Management Consulting (now Oliver Wyman) from 1995 to 1999, he worked on projects in M&A, growth strategies and re-organization in the pharmaceutical, biotechnology and other industries. He has co-founded several start-up companies in biotech, IT and education in Europe and the United States. Mr. Schacht has no family relationship with any director or executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Johannes Bacher, 51, has over 20 years of R&D and managerial experience along with extensive expertise in research & development, international project management, finance, human resources and legal affairs. At Curetis, he managed all R&D functions in engineering, software, in vitro diagnostics development, innovation & technology, intellectual property and clinical trial operations. Since co-founding Curetis in 2007, he has continuously served as Managing Director / Director Operations (Curetis AG, since 2008) and COO (Curetis AG, since 2012; Curetis GmbH and publicly listed Curetis N.V. since 2015). Mr. Bacher has a degree in Electrical Engineering from the University of Stuttgart, Germany, and has previously held positions with Hewlett-Packard, Agilent Technologies and Philips Medical Systems. Mr. Bacher has no family relationship with any director or executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, on April 2, 2020, the Company entered into an Amended and Restated Management Services Agreement (the “Management Agreement”) with Mr. Schacht, pursuant to which he will serve as the CEO of the Company. The Management Agreement provides that Mr. Schacht will receive a management fee of €240,000 (Euros) per year and will be eligible to receive an annual bonus of up to fifty percent (50%) of the management fee. The annual bonus opportunity will be based on key performance metrics established by the Board and the Compensation Committee. Mr. Schacht will also be entitled to participate in the Company’s 2015 Equity Incentive Plan, under which awards will be made consistent with the timing made to the Company’s other officers.

The Management Agreement will automatically terminate upon the granting of Mr. Schacht’s L1 visa application and the entry by the Company and Mr. Schacht into an employment agreement at such time. In connection with Mr. Schacht’s relocation to the United States from Germany, the Company will reimburse Mr. Schacht for certain expenses up to $60,000, including airfare for Mr. Schacht and his family, moving expenses, incidentals and the cost of temporary housing for up to five months.

Under the Management Agreement, if Mr. Schacht’s position as CEO of the Company is terminated by the Company other than for Cause (as defined in the Management Agreement), or by Mr. Schact for Good Reason (as defined in the Management Agreement), subject to Mr. Schacht’s execution of a general release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in therein, Mr. Schacht will receive a payment equal to six (6) months of his management fee under the Management Agreement at the time of termination. In addition, if the Management Agreement is terminated without cause by the Company or any successor, or by Mr. Schacht for Good Reason at any time within two years after a change of control of the Company, he shall receive the following additional benefits: (1) the management fee payment obligation is increased to twelve (12) months; (2) acceleration, vesting and lapse of forfeiture on any outstanding equity awards granted to Mr. Schacht, and, if applicable, extended time to exercise vested stock options; and (3) payment by the Company or its successor, for a period of six (6) months, of health benefits for Mr. Schacht and his family at levels substantially equal to those which would have been provided to him or them in accordance with the plans, programs, practices and policies in effect as of the date immediately before the change in control consummation date.

Pursuant to the Management Agreement, Mr. Schact is subject to customary restrictive covenants, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of two years after termination of the agreement.

The foregoing summary of certain terms of the Management Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference.

Other Information

The information disclosed under Item 2.01 of this Current Report on Form 8-K relating to the Amended and Restated Stock Option Plan of the Company is incorporated into this Item 5.02 by reference.

Item 8.01 Other Information.

On April 1, 2020, the Company issued a press release announcing the closing of the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The required financial statements and pro forma financial information related to the acquisition of the Curetis Business are not filed with this Current Report on Form 8-K. OpGen, Inc. will file the required financial statements and pro forma financial information related to the Curetis Business acquisition within the 75-day time period required by the applicable SEC regulations.

The following exhibits are filed or furnished herewith:

Exhibit No.	Document
2.1	Implementation Agreement, dated as of September 4, 2019, by and among Curetis N.V., as Seller, and Crystal GmbH, as Purchaser and OpGen, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2019)
10.1 *!	Amended and Restated Stock Option Plan
10.2	Assignment of the Agreement for the Issuance of and Subscription to Notes Convertible into Shares, dated February 24, 2020, among OpGen, Inc., YA II PN, LTD, and Curetis N.V. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2020)
10.3 !	Executive Change In Control and Severance Benefits Agreement, dated September 24, 2018 between OpGen, Inc. and Evan Jones (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on September 25, 2018)
10.4 *!	Transition Agreement between OpGen, Inc. and Evan Jones
10.5	Form of Indemnification Agreement (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on March 3, 2015)
10.6 *!	Amended and Restated Management Services Agreement, dated April 2, 2020, by and between OpGen, Inc. and Oliver Schacht
99.1 *	Press Release issued by OpGen, Inc. dated April 1, 2020

* Filed herewith.
! Management or compensatory agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer

Date: April 2, 2020